Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 51 and National Trust 316:

We consent to the use of our report dated August 6, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
August 6, 2002